Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-58375, No. 333-43843 and No. 333-62650 of Esterline Technologies Corporation on Form S-8 of our report dated December 9, 1999, included in this Annual Report on Form 10-K of Esterline Technologies Corporation for the year ended October 26, 2001.

Deloitte & Touche LLP

Seattle, Washington
January 21, 2002